UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 22, 2005

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-114673	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Gramercy Capital Corp. (the “Company”) announced that it is providing earnings guidance for the year ending December 31, 2006 of FFO per share of $2.30 - $2.35.

The information being furnished pursuant to this “Item 2.02 Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.  Other Events

On November 22, 2005, the Company announced that it would make a presentation at SL Green Realty Corp.’s (NYSE: SLG) Annual Investor Meeting to be held in New York City on December 5, 2005 at 1:00 p.m.  Robert R. Foley, Chief Financial Officer of the Company, will make the presentation during the management presentation portion of the Annual Investor Meeting.  This presentation is broadcast live on SL Green Realty Corp.’s website, is archived on its website for a thirty day period, and is available on the Company’s website at www.gramercycapitalcorp.com.  The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

The Board of Directors of the Company announced that the Company has declared a quarterly dividend of $0.475 per common share for the quarter ending December 31, 2005.  The dividend is payable on January 16, 2006 to shareholders of record at the close of business on December 30, 2005. The press release is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

99.1  Press release of the Company issued on November 22, 2005.

99.2  Press release of the Company issued on December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2005

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer